Exhibit 4.2



                                LOEWS CORPORATION
                                667 Madison Avenue
                             New York, NY 10021-8087



         Diamond Offshore Drilling, Inc.
         15415 Katy Freeway
         Houston, TX 77094

         Attention:     Richard L. Lionberger
                        Vice President, General Counsel and Secretary

         Gentlemen:

                   Reference is made to the Registration Rights
         Agreement dated October 16, 1995 (the "Agreement") between you (the "Company") and the undersigned ("Loews"). Capitalized terms used and not otherwise defined herein are used with meanings given thereto in the Agreement.

                   1. Demand Registration. This letter constitutes Loews's written request (being the first of three such requests to which Loews is entitled) pursuant to Section 2.1 of the Agreement that the Company prepare and file, and use its best efforts to cause to become effective as soon as practicable (but not later than September 30, 1998), one or more registration statements under the Act for a continuous offering by Loews of shares of Registerable Common Stock under Rule 415 promulgated by the Commission under the Act (the "Registration Statement"). The shares of Registerable Common Stock covered by this request will underlie a proposed issuance by Loews of its Exchangeable Notes due 2007 ("Exchangeable Notes") through a public offering of such notes to be underwritten by Goldman, Sachs & Co. (the "Note Offering"). Loews expects to price the Note Offering on or about September 16, 1997 at which time Loews will advise the Company of the exact number of shares of Registerable Common Stock to be covered by this request and the Registration Statement.





                   2.   The Registration Statement.

                             (i)  Notwithstanding Section 5(h) of the
         Agreement, the Company agrees to keep effective the Registration Statement until the first to occur of (A)
         September 15, 2007 and (B) such time as no Exchangeable Notes remain outstanding.

                            (ii)  Loews agrees that the Company may, by
         giving one business day's written notice to Loews, and the trustee and the exchange agent for the Exchangeable Notes (which notice shall specify that it is given on behalf of Loews under the indenture for the Exchangeable Notes (the "Indenture")), defer filing the Registration Statement to a date later than September 30, 1998, or, at any time and from time to time after the Registration Statement has been filed and declared effective, require Loews to suspend use of any resale prospectus or prospectus supplement included in the Registration Statement (A) for a reasonable period of time, but not in excess of ninety (90) days, if the Company (x) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering would be materially adversely affected by such use, or
         (y) would, in the opinion of the Company's counsel, be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board of Directors of the Company, such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Company is then engaged or (B) for any period during which the Company has notified Loews and the exchange agent for the Exchangeable Notes of the occurrence of an event requiring the preparation of a supplement to the resale prospectus included in the Registration Statement or an amendment to the Registration Statement so that, as thereafter delivered to holders of the Exchangeable Notes exchanging such notes for shares of Registerable Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Loews any such supplement or amendment. Notwithstanding the foregoing, such suspensions of use of any such resale prospectus or prospectus supplement shall not be in effect for more than 120 days in any twelve-month period.

                           (iii)  Loews further agrees that the
         provisions of paragraph (ii) above shall apply to any future request for registration made by Loews under Section





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         2.1 of the Agreement if such request relates to a "shelf"
         registration requested to be filed by the Company pursuant to Rule 415 promulgated under the Act.

                   3. Underwriting Agreement. Pursuant to Section 5(1) of the Agreement, the Company agrees to enter into the underwriting agreement, in the form attached hereto as Exhibit "A".

                   4.   Limitations on Suspension Periods.
         Notwithstanding the provisions of Section 2(ii) hereof, the Company agrees with Loews that it will not suspend the use of any resale prospectus or prospectus supplement included in the Registration Statement (i) during the 14-day period preceding the final maturity date of the Exchangeable Notes or, subject to compliance by Loews with the provisions of this Section 4, during the 14-day period preceding any Redemption Date (as defined in Loews's prospectus supplement for the Exchangeable Notes (the "Prospectus Supplement")) with respect to the Exchangeable Notes. Loews agrees not to give notice under the Indenture to the holders of Exchangeable Notes of any proposed optional redemption at any time when use of any such prospectus or prospectus supplement has been suspended by the Company in accordance with this letter. Prior to giving notice under the Indenture to the holders of Exchangeable Notes of any proposed optional redemption, Loews agrees to provide the Company with at least three full Trading Days' (as defined in the Prospectus Supplement) written notice (or such shorter period as the Company may agree) of such proposed optional redemption (the "Redemption Notice"). On or before the close of business on the third Trading Day following actual receipt by the Company of the Redemption Notice, the Company will notify Loews if the Company elects to suspend the use of any resale prospectus or prospectus supplement pursuant to Section 2(ii) above. If the Company elects to suspend use of any resale prospectus or prospectus supplement, the Company will effect such suspension promptly and Loews will not give notice of any proposed optional redemption until the suspension period has terminated or expired.

                   5.   Effect Hereof.  This letter agreement
         constitutes an amendment to the Agreement pursuant to Section
         12.5 thereof and the general provisions of such agreement apply to this letter agreement (except the notice provisions hereof will control over Section 12.7 thereof in the event of any inconsistency). As amended hereby, the Agreement is hereby confirmed to be and remain in full force and effect.

                   If this letter correctly sets forth our mutual understanding regarding the amendment to the Agreement proposed to be effected hereby, please so indicate by





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         executing each copy hereof, whereupon this letter shall
         constitute an agreement between us to amend the Agreement, and otherwise as set forth above.


                                       LOEWS CORPORATION


                                       By: /s/ Barry Hirsch
                                          ------------------------
                                       Name:   Barry Hirsch
                                       Title:  Sr. Vice President


         Agreed and accepted
         this 16th day of September, 1997

         DIAMOND OFFSHORE DRILLING, INC.


         By: /s/ Richard L. Lionberger
            -----------------------------
            Name:  Richard L. Lionberger
            Title:  Vice President


































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